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                                                                   EXHIBIT 10.15

            CONFIDENTIALITY, NON-COMPETITION AND INVENTIONS AGREEMENT

      This Agreement About Confidentiality, Non-Competition, and Inventions ("Agreement") is entered into this 9th day of May, 2001, between Paul Schroeder ("Employee") and Capella Education Company.

      A. Capella Education Company and its subsidiaries are collectively referred to as "Capella" in this Agreement.

      B. Capella desires to employ Employee as Senior Vice President and Chief Financial Officer, and Employee desires to be employed in that capacity.

      C. As an employee of Capella, Employee would have access to Confidential Information (a term which is defined below).

      D. Capella provides, develops, sells, and markets on-line educational products and services. Much of the work of Capella is done through the Internet, which is global in coverage and can be accessed by people throughout the world.

      E. As a condition of Employee' employment by Capella, Employee and Capella enter into this Agreement, the terms of which Employee acknowledges are reasonable and necessary for the protection of the legitimate interests of Capella.

                                    AGREEMENT

      In consideration of Capella's employing Employee, the parties agree as follows:

      1. DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings:

            a. "Confidential Information" means information proprietary to Capella and not generally known (including trade secret information) about Capella's customers, products, services, personnel, pricing, sales strategy, technology, methods, processes, research, development, finances, systems, techniques, accounting, purchasing, and business strategies. All information disclosed to Employee or to which the Employee obtains access, whether originated by the Employee or by others, during the period of the Employee's employment, shall be presumed to be Confidential Information if it is treated by Capella as being Confidential Information or if Employee has a reasonable basis to believe it to be Confidential Information.

            b. "Inventions" means discoveries, improvements, ideas, concepts, processes, formulas, methods, analyses, and works of authorship (whether or not reduced to writing or put into practice) that (1) relate directly to the business of Capella; (2) relate to Capella's actual or demonstrably anticipated research or development; (3) result from any work performed by Employee for Capella; (4) for which equipment, supplies, facilities, or

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trade secret information of Capella is used; or (5) is developed using any time for which Employee is compensated by Capella.

            c. "Competing Organization" means any person, corporation, not-for-profit organization, or other entity that provides, develops, sells, or markets on-line credit-granting educational products or services in any country in which Capella did business or had customers at any time during the last 12 months of Employee's Capella employment.

      2. CONFIDENTIAL INFORMATION. Except as required in his duties of Capella employment or as authorized in writing by an officer of Capella, Employee shall not, either during the Employee's employment by Capella or at any time thereafter, use or disclose to any person any Confidential Information for any purpose.

      3. RESTRICTIONS ON COMPETITION. For a period of 12 months after the Employee has left Capella employment for any reason, Employee shall:

            a. inform any prospective new employer, prior to accepting employment, of the existence of this Agreement and provide such employer a copy of this Agreement;

            b. not, directly or indirectly, as employee, consultant, contractor or otherwise, perform services for any Competing Organization; and

            c. not directly or indirectly solicit or attempt to solicit any employee or independent contractor of Capella to cease working for Capella.

      4. INVENTIONS. With respect to Inventions developed, made, authored, or conceived by Employee, either by the Employee or in connection with others, during the Employee's employment by Capella or (regardless of whether during normal working hours or whether at Capella premises) or within one year after the termination of that employment for any reason, Employee shall:

            a. keep complete and accurate records of such Inventions, which records shall be Capella property;

            b. promptly disclose such Inventions in writing to Capella;

            c. assign (and the Employee hereby does assign) to Capella all of the Employee's rights to such inventions and to letters patent and copyrights granted upon such Inventions in all countries; and

            d. execute such documents and do such other acts as may be necessary in the opinion of Capella to establish and preserve its property rights and to obtain and maintain letters patent and copyrights in favor of Capella.

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            Nothing in this section 4 shall apply to any invention for which no equipment, supplies, facility or trade secret information of Capella was used and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of Capella or (b) to Capella's actual or demonstrably anticipated research and development, or (2) which does not result from any work performed for Capella.

      5. RETURN OF PROPERTY. Upon termination of employment with Capella, Employee shall deliver promptly to Capella all records, manuals, books, forms, documents, letters, memoranda, data, tables, photographs, video tapes, audio tapes, computer disks and other computer storage media, and copies thereof, that are the property of Capella, or that relate in any way to the business, products, services, personnel, customers, practices, or techniques of Capella, and all other property of Capella (such as, for example, computers, cellular telephones, pagers, credit cards, and keys), whether or not containing Confidential Information, that are in Employee's possession or under his control.

      6. REASONABLENESS OF RESTRICTIONS. Employee acknowledges and agrees that the terms of this Agreement are reasonable and necessary for the protection of Capella's Confidential Information and business and to prevent damage or loss to Capella as a result of any action of Employee. Employee specifically acknowledges and agrees that because of the world-wide coverage and accessibility of the Internet, it is not possible to limit further the geographic scope of the restrictions described in Paragraph 3 above in a manner that would still provide reasonable protection for the legitimate interests of Capella.

      7. REMEDIES FOR BREACH. Employee hereby acknowledges and agrees that any breach by him of the provisions of this Agreement may cause Capella irreparable harm for which there is no adequate remedy at law. Therefore, Capella shall be entitled, in addition to any other remedies available, to injunctive or other equitable relief to require specific performance or to prevent a breach of the provisions of this Agreement. Any delay by Capella in asserting a right under this Agreement or any failure by Capella to assert a right under this Agreement will not constitute a waiver by Capella of any right hereunder, and Capella may subsequently assert any or all of its rights under this Agreement as if the delay for failure to assert rights had not occurred.

      8. NO EMPLOYMENT RIGHTS. This Agreement does not require Capella to employ Employee for any particular length of time and does not restrict the ability of Capella to terminate the employment relationship. Employee's Capella employment is at-will.

      9. PARTIAL INVALIDITY. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, that invalidity or unenforceability shall not affect the other portions of this Agreement and the remaining terms and conditions, or portions thereof, shall remain in full force and effect. A court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable. It is the intention of the parties that the restrictions imposed by this Agreement be enforced to the maximum permissible extent.

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      10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall be enforceable by the parties hereto and their respective successors and assigns.

      11. GOVERNING LAW. This Agreement, and any disputes arising out of it, shall be governed by the laws of the State of Minnesota without regard for conflicts of law principles.

      12. FORUM SELECTION. Any disputes arising out of or related to this Agreement shall be litigated only in Minnesota state courts or in the United States District Court for the District of Minnesota, and Capella and Employee hereby consent to the exercise of personal jurisdiction over them for that purpose by Minnesota state courts and the United States District Court for the District of Minnesota.

                                        EMPLOYEE

                                        /s/ Paul Schroeder
                                        ----------------------------------------

                                        CAPELLA EDUCATION COMPANY

                                        By /s/ Betsy Rausch
                                           -------------------------------------

                                           Its VP Human Resources
                                               ---------------------------------

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